Exhibit No. 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-111503) and Form S-8 (File No. 333-36720, File No. 333-36722 and File No. 333-144689) of United Bancorporation of Alabama, Inc. of our report, dated March 30, 2010, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Mauldin & Jenkins, LLC
Birmingham, Alabama
March 30, 2010